UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Arbinet-thexchange, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	13-3930916

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

120 Albany Street, Tower II, Suite 450
New Brunswick, New Jersey	08901

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-117278

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.001 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-117278), as amended from time to time, is incorporated herein by reference.

Item 2.     Exhibits

1.	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1.

2.	Amended and Restated By-laws of the Company of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1.

3.	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon closing of the offering, incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1.

4.	Form of Amended and Restated Bylaws of the Registrant to be effective upon closing of the offering, incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1.

5.	Amendment to the Amended and Restated Certificate of Incorporation incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1.

6.	Specimen Certificate evidencing shares of common stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1.

7.	Fourth Amended and Restated Investors’ Rights Agreement, dated May 30, 2003, by and among the Holders listed therein, the Founder listed therein and the Registrant, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

Arbinet-thexchange, Inc.

By:	/s/ J. Curt Hockemeier

J. Curt Hockemeier
President and Chief Executive Officer

December 3, 2004